   As filed with the Securities and Exchange Commission on January 14, 1998.
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                               U.S. RENTALS, INC.
             (Exact name of registrant as specified in its charter)

                              -------------------

                 DELAWARE                              94-3061974
      (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)              Identification No.)

   1581 CUMMINS DRIVE, SUITE 155, MODESTO, CALIFORNIA  95358; (209) 544-9000
                    (Address of principal executive offices)

                 U.S. RENTALS, INC. 1997 PERFORMANCE AWARD PLAN
                            (Full title of the plan)

                                JOHN S. MCKINNEY
                         1581 CUMMINS DRIVE, SUITE 155
                   MODESTO, CALIFORNIA  95358; (209) 544-9000
                    (Name and address of agent for service)

                              -------------------

  Telephone number, including area code, of agent for service:  (209) 544-9000

                              -------------------

                                   Copies to:

          BERNARD E. LYONS                             KENT V. GRAHAM
        1516 PONTIUS AVENUE                         O'MELVENY & MYERS LLP
   LOS ANGELES, CALIFORNIA 90025             1999 AVENUE OF THE STARS, SUITE 700
           (310) 477-2418                    LOS ANGELES, CALIFORNIA  90067-6035
                                                       (310) 246-6820


                       CALCULATION  OF REGISTRATION  FEE

-----------------------------------------------------------------------------------------
                                        Proposed       Proposed
                                        maximum        maximum
Title of                Amount          offering       aggregate           Amount of
securities              to be           price          offering            registration
to be registered        registered      per share      price               fee
-----------------------------------------------------------------------------------------

Common Stock,         4,600,000/(1)/   $24.0625/(2)/   $110,687,500/(2)/   $32,653/(2)/
par value $.01        shares
per share
-----------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported in The Wall Street Journal as of January 12, 1998.

(3) The Exhibit Index included in this Registration Statement is at page 9.

================================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be provided to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of U.S. Rentals, Inc. (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

    (a) Prospectus dated February 21, 1997 relating to the Company's initial public offering of stock (containing audited financial statements for the year ended December 31, 1996; and

    (b) Quarterly Reports on Form 10-Q for the Company's fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8A dated January 6, 1997, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Common Stock, par value $.01 per share (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware, the Company's state of incorporation, allows Delaware companies to provide certain indemnification rights for the benefit of their officers, directors, employees and agents. The Company's Restated Certificate of Incorporation ("Certificate") and Bylaws contain indemnification provisions covering directors, employees and agents of the Company.

    The Certificate requires the Company to indemnify a person covered by the indemnification provisions ("Indemnitee") to the fullest extent permitted by applicable law. The indemnification is for expenses, liabilities and losses (including but not limited to attorney's fees, judgments, amounts paid in settlements, fines and penalties) (collectively, the "Expenses") reasonably incurred by an Indemnitee named or involved in a threatened, pending or completed proceeding whether civil, administrative or criminal in nature.

    An Indemnitee is not entitled to indemnification in the following circumstances. The first is when a proceeding is initiated by him/her without the Company's prior approval. The second is when an Indemnitee's conduct (which is the subject of the proceeding) does not meet the standard of conduct (see
below) called for under the Delaware indemnification statutes.   Additionally,
if an Indemnitee is found liable for negligence or misconduct in the performance of his/her duty to the Company in the proceeding for which indemnification is sought, he/she may be indemnified but only if the court in which the proceeding was brought finds that the Indemnitee is entitled to indemnification of expenses (and at an amount) which the court deems appropriate.

    The determination of whether an Indemnitee has met the necessary standard of conduct may be made by a majority of the Board of Directors of the Company who are not a party to the proceeding, or the Company's legal counsel pursuant to the Board's request, or the Company's stockholders. An Indemnitee's standard of conduct called for by the Delaware statute on civil disputes requires that he/she acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Company. The applicable standard on criminal matters requires that the Indemnitee have no reasonable cause to believe that his/her conduct was unlawful.

    The Company will reimburse Expenses incurred by an Indemnitee who is an officer or director of the Company in defending a proceeding even if it has not been finally resolved. In case an indemnity claim is not paid within 30 days of written payment demand, the Company may be liable for the Indemnitee's costs of enforcing his indemnity rights.

    The indemnification provisions in the Certificate and Bylaws are not intended to and do not supersede, diminish or replace any other indemnity rights that an Indemnitee may presently have or acquire in the future due to, but not limited to, statutory changes, contract(s) entered into, action by the
stockholders or the Board of Directors.    Moreover, any repeal or modification
of the current indemnification provisions in the Certificate or Bylaws will not diminish any indemnification rights that an Indemnitee may have had with respect to proceedings which arose prior to the repeal or modification of the indemnification provisions.

    In case some or all of the indemnification provisions in the Certificate or Bylaws are legally invalidated, the Company will continue to be obligated to indemnify an Indemnitee for Expenses for which indemnification is available under the indemnification provisions which were not legally invalidated and to the full extent permitted by applicable law.

         The Company's Certificate eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

         Individual indemnification agreements (the "Indemnification Agreements") have been entered into by the Company with its directors and officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of the Company's Bylaws.

         The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Bylaws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

         See the attached Exhibit Index.


ITEM 9.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of deter mining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Modesto, State of California, on January 14, 1998.


                                   U.S. RENTALS, INC.

                                   By:  /s/ John S. McKinney
                                        --------------------------
                                        John S. McKinney
                                        Chief Financial Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Richard D. Colburn, William F. Berry, John S. McKinney, and Bernard E. Lyons, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                   TITLE                               DATE
    ---------                   -----                               ----


/s/ Richard D. Colburn   Chairman of the Board                 January 14, 1998
----------------------
Richard D. Colburn


/s/ William F. Berry     President, Chief Executive Officer    January 14, 1998
--------------------     and Director
William F. Berry

/s/John S. McKinney      Vice President-Finance,             January 14, 1998
-------------------      Chief Financial Officer, and
John S. McKinney         Director (chief financial
                         officer and principal
                         accounting officer)


/s/ Bernard E. Lyons     Director                            January 14, 1998
--------------------
Bernard E. Lyons


/s/ James P. Miscoll     Director                            January 14, 1998
--------------------
James P. Miscoll


/s/ Robert D. Paulson    Director                            January 14, 1998
---------------------
Robert D. Paulson


/s/ Keith W. Renken      Director                            January 14, 1998
-------------------
Keith W. Renken

                                 EXHIBIT INDEX

Exhibit                                                      Sequentially
Number          Description                                  Numbered Page
------          -----------                                  -------------

4.1       1997 Performance Award Plan*                            --

4.2       Form of Stock Option Award Agreement                    10

4.3       Form of Nonemployee Director Option Agreement           15

5.        Opinion of O'Melveny & Myers LLP (opinion re
          legality)                                               17

24.1      Consent of Independent Accountants                      19

24.2      Consent of O'Melveny & Myers LLP (included in
          Exhibit 5)                                              17

25.       Power of Attorney (included in this
          Registration Statement under "Signatures")               7

-------------
   * Incorporated by reference from the Company's Registration Statement File No. 333-17783.